UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 4, 2010

Cordex Pharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-33023	86-0982792
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1735 Market Street, Suite A-408, Philadelphia, PA  19103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 551-5700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Copies to:

Hank Gracin, Esq.

Gracin & Marlow, LLP

Suite 300

20283 State Route 7

Boca Raton, Florida 33498

(561) 237-0804

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

N/A

(b)(c)

On February 4, 2010, the Company received written notice of the resignation of Wayne Lorgus as Chief Financial Officer of the Company, effective the same day.  Until such time as a satisfactory replacement for Mr. Lorgus is hired, Mr. Shepard Goldberg, the Company’s Chief Executive Officer who also serves as one of its directors, will perform the duties of Chief Financial Officer.

Mr. Goldberg has served as a director since October 2007. Since 2008, Mr. Goldberg has been chairman of Forticell Bioscience, Inc. Prior to that, Mr. Goldberg served as Senior Vice President, Operations and Office of the President, at Emisphere Technologies, Inc. Emisphere is a publicly traded biopharmaceutical company. Prior to joining Emisphere, Mr. Goldberg was President of Hydrovalve Co. Inc., a privately held manufacturing/distribution business.

There are no family relationships between Mr. Goldberg and any other executive officers or directors of the Company. Mr. Goldberg was not selected as Chief Financial Officer pursuant to any arrangement or understanding with any other person, and does not have any reportable transactions under Item 404(a) of Regulation S-K.

(d)

N/A

(e)

N/A

(f)

N/A

Item 9.01.

Financial Statements and Exhibits.

(a) – (c)

N/A

(d)

Exhibits.

N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2010	CORDEX PHARMA, INC.

	By:	/s/ SHEPARD GOLDBERG
	Name:	Shepard Goldberg
	Title:	Chief Executive Officer, Chief Financial Officer and Director

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